
                                                                                                                       Exhibit 99(b)
                                                                                                                       -------------
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                             CAPITALIZATION SCHEDULE
                                  (In millions)
                                   (unaudited)

Set forth below is the capitalization of the company as of December 31, 1997:

Debt(a):
  Secured debt:
     Capital lease obligations............................                                                                   $   528
     Other secured obligations............................                                                                        22
                                                                                                                             -------
  Total secured debt......................................                                                                       550
                                                                                                                             -------
  Unsecured debt:
     Senior Notes, net....................................                                                                     1,468
     Senior Debentures, net...............................                                                                     1,384
     Commercial paper borrowings..........................                                                                     1,806
     Other unsecured debt.................................                                                                       179
                                                                                                                             -------
  Total unsecured debt....................................                                                                     4,837
                                                                                                                             -------
Total debt................................................                                                                     5,387
                                                                                                                             -------
Company Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely
     Junior Subordinated Deferrable Interest
     Debentures of the Company (b)........................                                                                       750
                                                                                                                             -------
Stockholders' equity:
     Class A common stock, $.10 par value, authorized
       500 million shares, issued 136 million shares......                                                                        14
     Common stock, $.10 par value, authorized 2 billion
       shares, issued 593 million shares..................                                                                        60
     Additional paid in capital...........................                                                                     6,362
     Retained earnings....................................                                                                     5,345
     Treasury stock, at cost, 44 million shares...........                                                                     (470)
                                                                                                                             -------
Total stockholders' equity................................                                                                    11,311
                                                                                                                             -------
Total capitalization......................................                                                                   $17,448
                                                                                                                            =======



(a) For additional information concerning the company's capital lease obligations, which are obligations of subsidiaries of the company that are guaranteed by the company, and for additional information concerning the company's long-term debt, see Note 7 of Notes to Consolidated Financial Statements in the company's Annual Report to Stockholders, which Note 7 is included in Exhibit 13 to the company's Annual Report on Form 10-K for the year ended December 31, 1997. Interest rates on capital lease obligations, on a weighted average basis, approximated 8.6% per annum at December 31, 1997.

(b) On May 29, 1996, MCI Capital I, a wholly-owned Delaware statutory business trust (Trust), issued $750 million aggregate principal amount of 8% Cumulative Quarterly Income Preferred Securities, Series A (preferred securities) due June 30, 2026. The Trust exists for the sole purpose of issuing the preferred securities and investing the proceeds in the company's 8% Junior Subordinated Deferrable Interest Debentures, Series A (Subordinated Debt Securities) due June 30, 2026.